UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Odonate Therapeutics, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 29, 2018

To the Stockholders of Odonate Therapeutics, Inc.:

The 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Odonate Therapeutics, Inc. (the “Company”) will be held at 4747 Executive Drive, San Diego, California 92121 on June 29, 2018 at 8:30 a.m. Pacific Time. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying Definitive Proxy Statement (the “Proxy Statement”):

1.	To elect the 6 director nominees named in the Proxy Statement to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018;

3.	To approve the Company’s executive compensation on an advisory basis; and

4.	To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on May 7, 2018 are entitled to notice of, and to vote on, the proposals described in the Proxy Statement.

By Order of the Board of Directors,

/s/ Kevin C. Tang
Kevin C. Tang Chairman and Chief Executive Officer

San Diego, California
June 1, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to Be Held on June 29, 2018

The Proxy Statement and 2017 Annual Report for the year ended December 31, 2017 are available at www.proxydocs.com/ODT.

i

DEFINITIVE PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Why am I receiving these proxy materials?

You are receiving these proxy materials, including this Definitive Proxy Statement (the “Proxy Statement”), the Notice of the 2018 Annual Meeting of Stockholders, the 2017 Annual Report and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Odonate Therapeutics, Inc. (the “Company”) for use at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 29, 2018 at 8:30 a.m. Pacific Time at 4747 Executive Drive, San Diego, California 92121, or at any other time following adjournments or postponements thereof. You are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement. The proxy materials are being mailed to our stockholders on or about June 5, 2018.

Who can vote?

Only stockholders of record at the close of business on May 7, 2018 (the “Record Date”) are entitled to notice of, and to vote on, the proposals described in this Proxy Statement at the Annual Meeting. At the close of business on the Record Date, 26,887,899 shares of our common stock were issued and outstanding.

What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares of Common Stock Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered to be, with respect to those shares of common stock, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name,” and these proxy materials are being forwarded to you from that broker, fiduciary or custodian. As the beneficial owner of shares of common stock held in “street name,” you have the right to direct your broker, fiduciary or custodian how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, fiduciary or custodian giving you the right to vote at the Annual Meeting.

What am I voting on?

The proposals scheduled to be voted on at the Annual Meeting are as follows:

1.	Election of the 6 director nominees named in this Proxy Statement to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	Ratification of the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

3.	Advisory approval of the Company’s executive compensation.

How does the Board recommend that I vote?

The Board recommends that you vote your shares of common stock “FOR” each director nominee and “FOR” Proposals 2 and 3.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote on such matters in accordance with their best judgment.

How many votes do I have?

Each share of common stock is entitled to one vote on each proposal scheduled to be voted on at the Annual Meeting. Shares of common stock cannot be voted at the Annual Meeting unless the holder thereof is present at the Annual Meeting, either in person or represented by proxy.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares of common stock may be registered in more than one name or held in different accounts. Please complete, sign, date and return each proxy card or voting instruction form that you receive to ensure that all of your shares of common stock are voted.

How do I vote?

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you are the stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet. We have enclosed a proxy card for you to use, which also contains instructions on how to vote via telephone or the Internet. The shares of common stock represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the accompanying proxy card in accordance with the instructions indicated on the proxy card. Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy, so that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner of shares of common stock held in “street name,” you may direct your broker, fiduciary or custodian how to vote using the enclosed voting instruction form provided by your broker, fiduciary or custodian. Since you are not the stockholder of record, you may not vote in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, fiduciary or custodian giving you the right to vote at the Annual Meeting.

What happens if I do not vote?

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you are the stockholder of record and do not vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy via telephone or the Internet, your shares of common stock will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are a beneficial owner of shares of common stock held in “street name” and do not direct your broker, fiduciary or custodian how to vote your shares of common stock, your broker, fiduciary or custodian will only be able to vote your shares of common stock with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “non-routine” proposals. Such inability of your broker, fiduciary or custodian to vote on a “non-routine” proposal for which no instruction is received from the beneficial owner is referred to as a “broker non-vote.”

“Non-routine” proposals are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals (even if supported by management). The ratification of the selection of an independent public accounting firm is generally considered to be a “routine” proposal. Because rulings on proposals are made pursuant to rules and interpretations governing the conduct of brokerage firms rather than rules that apply directly to the Company, we have not made any determinations or predictions on how such rulings will be made. However, we have indicated below with respect to each proposal what the effect of a broker non-vote would be if a broker non-vote is returned with respect to that proposal. Broker non-votes will be counted toward the quorum requirement.

What if I sign and return a proxy card or otherwise vote but do not indicate specific choices?

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you sign and return your proxy card without giving specific instructions, the persons named as proxies in the accompanying proxy card will vote your shares of common stock “FOR” the proposals set forth in this Proxy Statement based on the recommendations of the Board. Your shares of common stock will be counted toward the quorum requirement.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you sign and return your voting instruction form without giving specific instructions, your broker, fiduciary or custodian will only be able to vote your shares of common stock with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares of common stock with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

Can I change my vote after I submit my proxy?

Stockholder of Record: Shares of Common Stock Registered in Your Name

If you are the stockholder of record, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

1.

You may send a written notice to our Secretary at our principal executive offices located at 4747 Executive Drive, Suite 510, San Diego, California 92121 stating that you would like to revoke your proxy, provided such notice is received by our Secretary before the final vote at the Annual Meeting;

2.	You may complete and submit a new proxy card, but it must bear a later date than the original proxy, or you may submit new proxy instructions via telephone or the Internet; or

3.	You may vote in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that will be counted.

Beneficial Owner: Shares of Common Stock Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner of shares of common stock held in “street name,” you must follow the instructions you receive from your broker, fiduciary or custodian with respect to changing your vote.

What is the quorum requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either in person or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares of common stock will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary or custodian) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock present at the Annual Meeting, either in person or represented by proxy, may adjourn the Annual Meeting to another date.

How many votes are required to approve each proposal and how are votes counted?

Votes will be counted by the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

Directors shall be elected by a plurality of the votes cast, meaning the 6 director nominees who receive the highest number of shares of common stock voted “FOR” their election will be elected.

You may vote “FOR” or “WITHHOLD” authority to vote for each of the director nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. In the election of directors, you may vote for no more than 6 director nominees, and you may not cumulate votes. Broker non-votes will have no effect on the election of the director nominees.

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

Ratification of the selection of the Company’s independent registered public accounting firm requires a “FOR” vote from the holders of a majority of shares of common stock present at the Annual Meeting, either in person or represented by proxy, and entitled to vote on the proposal.

You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. If this proposal is considered to be “routine,” there will not be any broker non-votes with respect to this proposal.

Proposal 3: Advisory Approval of Executive Compensation

Advisory approval of the Company’s executive compensation requires a “FOR” vote from the holders of a majority of shares of common stock present at the Annual Meeting, either in person or represented by proxy, and entitled to vote on the proposal.

You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting with respect to this proposal, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the vote for this proposal.

Who is paying for this proxy solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

Our directors, executive officers and employees may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

How can I find out the voting results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), stockholders who wish to submit proposals for inclusion in the proxy statement for the 2019 Annual Meeting of Stockholders must send such proposals to our Secretary at 4747 Executive Drive, Suite 510, San Diego, California 92121. Such proposals must be received by us as of the close of business on February 5, 2019.

As set forth in our bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2019 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Secretary no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be delivered no later than the 20th day after the first public announcement of the date of such annual meeting by the Company. Therefore, unless the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 30 days after June 29, 2019, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by March 31, 2019. Such nominations or proposals may or may not be included in the proxy statement.

Any stockholder proposal must be a proper matter for stockholder action and must comply either with Rule 14a-8 of the Exchange Act or the terms and conditions set forth in our bylaws, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect the 6 director nominees to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Our Board has unanimously nominated Kevin C. Tang, Jeff L. Vacirca, Aaron I. Davis, Craig A. Johnson, Robert H. Rosen and George F. Tidmarsh for election to our Board. For more information about each nominee, see the section titled “Directors, Executive Officers and Corporate Governance” in this Proxy Statement. The director nominees have indicated that they are willing and able to serve as directors.

If any of the director nominees become unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the director nominees set forth above to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

PROPOSAL 2: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Squar Milner LLP as the Company’s independent registered accounting firm for the year ending December 31, 2018. At the Annual Meeting, the stockholders will vote to ratify the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Representatives of Squar Milner LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Squar Milner LLP as the Company’s independent registered public accounting firm is not required by law or our bylaws. However, our Audit Committee is submitting the selection of Squar Milner LLP to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our Audit Committee will reconsider its selection. Even if the selection is ratified, our Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The following table represents aggregate fees billed to us for the years ended December 31, 2017 and 2016 by Squar Milner LLP:

	2017	2016
Audit Fees(1)	$203,342	$32,559
Audit-related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$203,342	$32,559
(1)

“Audit Fees” consists of fees for professional services provided in connection with the audit of our annual financial statements and the review of our quarterly financial statements. The 2017 Audit Fees also include fees for professional services provided in connection with our initial public offering, including comfort letters, auditor consents and review of documents filed with the SEC.

Our Audit Committee approves in advance all services provided by the Company’s independent registered public accounting firm. All engagements of the Company’s independent registered public accounting firm for 2017 and 2016 were approved by the Audit Committee.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.

PROPOSAL 3: ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

At the Annual Meeting, the stockholders will vote to approve the Company’s executive compensation on an advisory basis in accordance with Section 14A of the Securities Exchange Act of 1934 (the “say-on-pay” vote). The say-on-pay vote is an advisory vote on the compensation of the Company’s Named Executive Officers (the “NEOs”), as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in this Proxy Statement. The say-on-pay vote is not a vote on the Company’s general compensation policies, compensation of the Company’s Board or the Company’s compensation policies as they relate to risk management.

As an advisory vote, the say-on-pay vote is not binding on either the Company or the Board. However, our Board values the opinions of our stockholders, and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider our stockholders’ concerns and evaluate what actions may be appropriate to address those concerns.

Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this proposal:

RESOLVED, that the stockholders of Odonate Therapeutics, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in the section titled “Executive Compensation” in the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends a vote “FOR” the foregoing resolution to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth certain information regarding members of our Board and our executive officers as of the date of this Proxy Statement. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Kevin C. Tang	51	Chairman and Chief Executive Officer
Jeff L. Vacirca, M.D.	49	Vice Chairman
Aaron I. Davis(1)(2)(3)	40	Director
Craig A. Johnson(1)(2)(3)	56	Director
Robert H. Rosen	62	Director
George F. Tidmarsh, M.D., Ph.D.	58	Director
John G. Lemkey	37	Chief Financial Officer
Joseph P. O’Connell, M.D.	63	Chief Medical Officer
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Each of our directors stands for election at each annual meeting of stockholders and, if elected, will serve from the time of election and qualification until the next annual meeting. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Each non-employee director was originally recommended as a director nominee by our Chief Executive Officer, and our Board, at the recommendation of the Nominating and Corporate Governance Committee, has nominated all directors for re-election to our Board at the Annual Meeting. Each of our executive officers was appointed to serve until such officer’s resignation or removal.

The following is a biographical summary of the experience of our directors and executive officers:

Kevin C. Tang

Mr. Tang has served as our Chairman and Chief Executive Officer since the Company’s inception in 2013. Mr. Tang also serves as President of Tang Capital Management, LLC, a life sciences-focused investment company he founded in 2002 and an affiliate of the Company. Since 2014, Mr. Tang has served as a director and Chairman of La Jolla Pharmaceutical Company. Since 2009, Mr. Tang has served as a director of Heron Therapeutics, Inc. and, since 2012, has served as Chairman. From 2009 through its acquisition by Endo Pharmaceuticals, Inc. in 2010, he served as a director of Penwest Pharmaceuticals Co. In 2006, Mr. Tang co-founded Ardea Biosciences, Inc. and served as a director from inception through its acquisition by AstraZeneca PLC in 2012. From 2001 to 2008, he was a director of Trimeris, Inc. From 1993 to 2001, Mr. Tang held various positions at Deutsche Banc Alex Brown, Inc., an investment banking firm, most recently serving as Managing Director and head of the firm’s Life Sciences research group. Mr. Tang received a B.S. degree from Duke University. The Board has concluded that Mr. Tang should serve as a director based on his experience forming and building biotechnology companies, serving as a director of numerous biotechnology companies and serving as a manager of funds specializing in the area of life sciences.

Jeff L. Vacirca, M.D.

Dr. Vacirca has served as our Vice Chairman since July 2016, as a director since January 2017 and, from March 2017 to September 2017, as our Chief Medical Officer. Since 2008, Dr. Vacirca has served as Chief Executive Officer and Managing Partner/Director of Clinical Research at New York Cancer Specialists. Since 2014, he has served on the Scientific Advisory Board of Caris Life Sciences. Dr. Vacirca currently serves as the President of Community Oncology Alliance, a non-profit organization dedicated to advocating for community oncology practices and patients with cancer. Dr. Vacirca received a B.A. degree in human biology from the University at Albany and an M.D. degree from St. George’s University. The Board has concluded that Dr. Vacirca should serve as a director based on his substantial business experience and clinical expertise in oncology.

Aaron I. Davis

Mr. Davis has served as a director since December 2016. Mr. Davis has been the Chief Executive Officer of Boxer Capital, the healthcare arm of Tavistock Group, since 2012. Mr. Davis co-founded Boxer Capital in 2005 and, prior to being appointed Chief Executive Officer, served as Portfolio Manager. Since 2016, Mr. Davis has served as a director of CiVi Biopharma, Inc. From 2006 to 2008, he served as a director of Kalypsys, Inc. From 2000 to 2004, Mr. Davis worked in the Global Healthcare Investment Banking and Private Equity Group at UBS Warburg, LLC. Mr. Davis received an M.A. degree in biotechnology from Columbia University and a B.B.A. degree in finance from Emory University. The Board has concluded that Mr. Davis should serve as a director based on his experience serving as a director of biotechnology companies and as a manager of funds specializing in the area of life sciences.

Craig A. Johnson

Mr. Johnson has served as a director since July 2017. Mr. Johnson also has been a director of Heron Therapeutics, Inc. since 2014, La Jolla Pharmaceutical Company since 2013, Mirati Therapeutics, Inc. since 2013 and GenomeDx Biosciences, Inc. since 2015. Mr. Johnson also served as a director of Ardea Biosciences, Inc. from 2008 until its acquisition by AstraZeneca PLC in 2012 and as a director of Adamis Pharmaceuticals Corporation from 2011 to 2014. From 2011 to 2012, he served as Chief Financial Officer of PURE Bioscience, Inc., and, from 2010 to 2011, Mr. Johnson served as Senior Vice President and Chief Financial Officer of NovaDel Pharma Inc. From 2004 through its acquisition by Raptor Pharmaceuticals Corp. in 2009, he served as Vice President and Chief Financial Officer of TorreyPines Therapeutics, Inc. and, from 2009 to 2010, as Vice President of a wholly-owned subsidiary of Raptor Pharmaceutical Corp. From 1994 to 2004, Mr. Johnson held various positions at MitoKor, Inc., most recently serving as Chief Financial Officer and Senior Vice President of Operations. Mr. Johnson received a B.B.A. degree in accounting from the University of Michigan-Dearborn. The Board has concluded that Mr. Johnson should serve as a director based on his experience serving as a director of biotechnology companies and his expertise in financial management.

Robert H. Rosen

Mr. Rosen has served as a director since July 2017. Since 2013, Mr. Rosen has served as President and as a director of Heron Therapeutics, Inc., and, from 2012 to 2013, served as Senior Vice President and Chief Commercial Officer of Heron Therapeutics, Inc. Since 2014, he has served as a director of La Jolla Pharmaceutical Company. From 2014 to 2015, Mr. Rosen served as a director of Conkwest, Inc. (now NantKwest, Inc.). In 2012, he served as Managing Partner of Scotia Nordic LLC, a life sciences advisory firm. From 2011 to 2012, Mr. Rosen served as Senior Vice President of Global Commercial Operations at Dendreon Corporation. From 2005 to 2011, he served as Global Head of Oncology at Bayer HealthCare Pharmaceuticals. From 2002 to 2005, Mr. Rosen was Vice President of the Oncology Business Unit at Sanofi-Synthèlabo Inc. Mr. Rosen received a B.S. degree in pharmacy from Northeastern University. The Board has concluded that Mr. Rosen should serve as a director based on his leadership experience in the biotechnology and pharmaceutical industries and expertise in commercializing pharmaceutical products.

George F. Tidmarsh, M.D., Ph.D.

Dr. Tidmarsh has served as a director since December 2016. Since 2012, Dr. Tidmarsh has served as President, Chief Executive Officer and a director of La Jolla Pharmaceutical Company. In 2005, Dr. Tidmarsh founded Horizon Pharma, Inc., where he served as President and Chief Executive Officer until 2008 and as a director and consultant until 2011. In 2001, he founded Threshold Pharmaceuticals, Inc., where he served as President until 2005. From 1996 to 2000, Dr. Tidmarsh held various senior positions at Coulter Pharmaceutical, Inc., most recently serving as Chief Medical Officer. Earlier in his career, Dr. Tidmarsh held various scientific and clinical positions at Sequus Pharmaceuticals, Inc., Gilead Sciences, Inc. and SyStemix, Inc. Dr. Tidmarsh received a Ph.D. degree and an M.D. degree from the Stanford University School of Medicine and a B.S. degree in microbiology from Stanford University. The Board has concluded that Dr. Tidmarsh should serve as a director based on his experience forming, building and leading biotechnology companies.

Joseph P. O’Connell, M.D.

Dr. O’Connell has served as our Chief Medical Officer since September 2017. From 2015 to 2017, Dr. O’Connell served as Vice President, Medical and Scientific Affairs, Hematology and Oncology at inVentiv Health Clinical, LLC. From 2007 to 2015, Dr. O’Connell held various positions at Pfizer Inc., most recently serving as Senior Director and Asset Global Clinical Lead for Oncology. Prior to 2007, he practiced adult medical oncology for more than 15 years, most recently as a Medical Oncologist at the Yale Cancer Center. Dr. O’Connell received a B.S. degree in biology from Fordham University and an M.D. degree from the State University of New York.

John G. Lemkey

Mr. Lemkey has served as our Chief Financial Officer since the Company’s inception in 2013. Since 2012, Mr. Lemkey has served as Chief Operating Officer of Tang Capital Management, LLC, a life sciences-focused investment company and an affiliate of the Company, which Mr. Lemkey joined in 2006. From 2003 to 2006, Mr. Lemkey was a Senior Auditor at Ernst & Young LLP. Mr. Lemkey received a B.S. degree in accounting from the University of Southern California and is a Certified Public Accountant (inactive) in the state of California.

Corporate Governance

Board Leadership Structure

Our business affairs are managed under the direction of our Board, which currently consists of 6 members. Each of our current directors will continue to serve until the election and qualification of his successor, or his earlier death, resignation or removal.

Our bylaws and corporate governance guidelines provide our Board with the flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer. Kevin C. Tang, our Chief Executive Officer, currently serves as the Chairman of our Board. Our Board believes Mr. Tang is best suited to serve as Chairman due to the unique insight he brings to our Board as our Chief Executive Officer and largest owner of common stock. We do not currently have a lead independent director. Our Board has concluded that our board leadership structure is appropriate at this time.

Board Risk Oversight Process

Our Board is responsible for oversight of our risk management policies and procedures. We are exposed to a number of risks, including financial risks, strategic and operational risks and risks relating to regulatory and legal compliance. The Board regularly discusses with management our major risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken and highlighting any new risks that may have arisen since they last met.

The Board oversees the management of risk exposure and risk mitigation in various areas including: (i) risks relating to our employment policies and executive compensation plans and arrangements; (ii) financial risks and taking appropriate actions to help ensure quality financial reporting; and (iii) risks associated with the independence of the Board and potential conflicts of interest. The Audit Committee reviews policies with respect to risk assessment and risk management and consults with outside resources as appropriate on other matters that could have a significant impact on the Company’s financial statements. The Audit Committee also reviews policies with respect to financial risk and makes recommendations to the Board.

Director Independence

Our Board has reviewed the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of the Company’s securities. The Board uses the definition of independence from the Nasdaq Stock Market listing standards to assess independence of our directors (the “Nasdaq Independence Rules”). The Nasdaq Independence Rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances. After considering the foregoing factors, our Board has determined that Messrs. Davis and Johnson qualify as “independent directors” as defined by Nasdaq Independence Rules. Mr. Tang and Dr. Vacirca are not deemed to be independent under Nasdaq Independence Rules by virtue of their current and past employment with the Company, respectively. Dr. Tidmarsh and Mr. Rosen are not deemed independent due to Mr. Tang’s prior and current service on the compensation committees of La Jolla Pharmaceutical Company and Heron Therapeutics, Inc., respectively.

The members of our Audit Committee must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act (“Rule 10A-3”). In order to be considered independent for purposes of Rule 10A-3, no member of the Audit Committee may, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from us or any of our subsidiaries; or (ii) directly, or indirectly through one or more intermediaries, control, be controlled by or be under common control with us or any of our subsidiaries.

As we recently completed our IPO, we are currently relying on the phase-in exemption to the Nasdaq Independence Rules provided by Nasdaq Marketplace Rule 5615(b)(1). We intend to comply with the requirements of the Nasdaq Global Select Market with respect to board and committee composition as they become applicable to us.

Board Committees

Our Board has established an audit committee (“Audit Committee”), a compensation committee (“Compensation Committee”) and a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”), each comprised of Messrs. Davis and Johnson. We believe that the functioning of these committees complies with the requirements of the Sarbanes-Oxley Act, the rules of the Nasdaq Global Select Market and SEC rules and regulations. Each committee operates under a written charter that is posted on our website located at www.odonate.com, under “Corporate Governance.” Each committee has the responsibilities described below.

Audit Committee

The primary responsibilities of our Audit Committee are to oversee the accounting and financial reporting processes and the internal and external audit processes. The Audit Committee also assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to stockholders and others and the system of internal controls established by management and the Board. The Audit Committee also oversees the independent auditors, including their independence and objectivity. However, Audit Committee members will not act as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors. Mr. Johnson qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2017 with the Company’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm pursuant to applicable PCAOB requirements regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. This report is provided by the following directors, who serve on the Audit Committee:

Craig A. Johnson, Chair

Aaron I. Davis

Compensation Committee

The primary responsibilities of our Compensation Committee are to periodically review and approve the compensation and other benefits for our employees, executive officers and directors. This includes reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers, providing evaluations in light of those goals and objectives and setting compensation for these officers based on those evaluations. Our Compensation Committee also administers and has discretionary authority over the issuance of equity awards under our equity incentive plans.

The Compensation Committee may delegate authority to review and approve the compensation of our employees to certain of our executive officers, including with respect to awards made under our equity incentive plans. Even where the Compensation Committee does not delegate authority, our executive officers will typically make recommendations to the Compensation Committee regarding compensation to be paid to our employees and the size of equity grants under our equity incentive plans.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board criteria for identifying and evaluating qualified candidates for directorships and making recommendations to the Board regarding candidates for election or reelection to the Board at each annual meeting of stockholders. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board concerning the structure, composition and function of the Board and its committees, as well as compensation of directors for service on the Board and its committees.

Meetings of the Board of Directors

The Board met 8 times during the year ended December 31, 2017. The Audit Committee met one time during the year ended December 31, 2017. The Compensation Committee and Nominating and Corporate Governance Committee did not meet during the year ended December 31, 2017. During the last year, each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served. We encourage all of our directors to attend our annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, our Compensation Committee was comprised of Messrs. Davis and Johnson. None of the members of the Compensation Committee have ever been an employee or officer of the Company. To the extent any members of our Compensation Committee and affiliates of theirs have participated in transactions with us, a description of those transactions is described in the section titled “Certain Relationships and Related Party Transactions” in this Proxy Statement.

Our Chairman and Chief Executive Officer, Mr. Tang, served during all of 2017 as the Chairman of the Board of each of La Jolla Pharmaceutical Company and Heron Therapeutics, Inc. He also served during all of 2017 on the compensation committee of Heron Therapeutics, Inc. During this same time, Dr. Tidmarsh served as President and Chief Executive Officer of La Jolla Pharmaceutical Company, and Mr. Rosen served as President of Heron Therapeutics, Inc. Notwithstanding these interlocking relationships, our independent directors do not believe that these relationships are problematic from a corporate governance perspective, since Mr. Tang has elected to receive total compensation of $1.00 annually for his service as Chairman and Chief Executive Officer.

Director Nominations

In accordance with our certificate of incorporation and bylaws, our entire Board stands for election at each annual meeting of stockholders and will be elected to serve from the time of election and qualification until the next annual meeting of stockholders. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the authorized number of directors would be filled by resolution of the Board.

Criteria for Board Membership

The Nominating and Corporate Governance Committee is responsible for assessing the appropriate balance of experience, skills and characteristics required of our directors. Nominees for director are selected based on their experience, knowledge, integrity, understanding of our business environment, specific skills they may possess that are helpful to the Company and their willingness to devote adequate time to Board duties. The Nominating and Corporate Governance Committee uses the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board. In selecting candidates to recommend to the Board for appointment or re-election to the Board, the Nominating and Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of our Board, as well as potential independence under the Nasdaq Independence Rules and with the objective that at least one director qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. When evaluating a candidate for our Board, the Nominating and Corporate Governance Committee does not assign specific weight to any of these factors, nor does the Nominating and Corporate Governance Committee believe that all of the criteria necessarily apply to every candidate. At minimum, a director’s qualifications, in light of the foregoing criteria, are considered each time the director is nominated or re-nominated for Board membership.

While we do not have a formal written policy regarding diversity in identifying director candidates, the Nominating and Corporate Governance Committee will consider diversity in its search for the best candidates to serve on our Board. The Nominating and Corporate Governance Committee looks to incorporate diversity into the Board through a number of factors, including demographics, skills, experiences, specific operational experience and viewpoints, all with a view to identifying candidates that can assist the Board with its decision making. The Nominating and Corporate Governance Committee believes that our current Board reflects a diverse mix of directors on a number of these factors. The Nominating and Corporate Governance Committee evaluates the diversity of the Board as part of the annual nomination process.

Stockholder Recommendations

It is the Nominating and Corporate Governance Committee’s policy, as described below, to consider written recommendations from stockholders for nominees for director. The Nominating and Corporate Governance Committee considers persons recommended by our stockholders in the same manner as a nominee recommended by our Board members or management. Any such recommendations should be submitted to the Nominating and Corporate Governance Committee as described in the section titled “Stockholder Communications” in this Proxy Statement and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director, if elected); (ii) the name(s) and address(es) for each stockholder and beneficial owner of shares of common stock held in “street name” making the nomination and the number of shares of common stock that are owned beneficially and of record by each such stockholder and beneficial owner of shares of common stock held in “street name”; and (iii) appropriate biographical information and a statement as to the qualification of the nominee. The Board has not received any stockholder recommendations for director nominees.

Stockholder Communications

Our stockholders may communicate with our Board or a particular director by sending a letter addressed to the Board or a particular director to our Secretary at 4747 Executive Drive, Suite 510, San Diego, California 92121. These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Conduct is posted on our website located at www.odonate.com. We intend to disclose any material future amendments to, or waivers of, provisions of the Code of Conduct on our website within four business days following the date of the amendment or waiver.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes information for the years ended December 31, 2017 and 2016 concerning the compensation paid to or awarded to our principal executive officer and the two other most highly compensated executive officers as of December 31, 2017 (the “Named Executive Officers” or “NEOs”):

				Non-Equity
			Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Awards(1)	Compensation(2)	Compensation(3)	Total
Kevin C. Tang(4)	2017	$1	$-	$-	$-	$1
Chairman and Chief Executive Officer	2016	$1	$-	$-	$-	$1
Robert D. Millham(5)(6) Former Chief Operating Officer	2017	$168,182	$3,022,231	$200,000	$5,045	$3,395,458
Joseph P. O’Connell, M.D.(6) Chief Medical Officer	2017	$108,712	$2,590,030	$60,000	$6,861	$2,765,603
(1)

The amounts reported in this column reflect the grant-date fair values of incentive units granted to each NEO, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation–Stock Compensation. For a discussion of the assumptions used to calculate the value of our incentive units, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	The amounts reported in this column reflect each NEO’s performance-based cash bonus paid.
(3)	The amounts reported in this column reflect the Company’s matching contributions to each NEO’s 401(k) plan account.
(4)	Mr. Tang has elected to receive an annual salary of $1.00 and to not receive any bonuses, option awards or other compensation.
(5)	Mr. Millham’s employment with the Company terminated in February 2018.
(6)	Compensation was pro-rated based on the portion of the year such officer served as an NEO.

Outstanding Option Awards as of December 31, 2017

The following table presents information regarding the outstanding option awards held by each of the NEOs as of December 31, 2017:

Option Awards
			Number	Number
			of Securities	of Securities
			Underlying	Underlying	Option	Option
		Vesting	Unexercised	Unexercised	Award	Award
	Award	Commencement	Option Awards (#)	Option Awards (#)	Exercise	Expiration
Name	Type	Date	Exercisable	Unexercisable(1)	Price ($)	Date(2)
Kevin C. Tang(3)	-	-	-	-	$-	-
Robert D. Millham(4)	Incentive Unit	7/31/2017	-	314,140	$3.85	-
Joseph P. O’Connell, M.D.	Incentive Unit	9/9/2017	-	193,182	$14.89	-
(1)

The incentive units vest with respect to 25% of the underlying shares of common stock on the first anniversary of the vesting commencement date, with the remaining shares of common stock vesting in equal monthly installments over the following three years, subject to the NEO’s continued service to the Company through each vesting date.

(2)	The incentive units do not expire.
(3)

Mr. Tang has elected to receive an annual salary of $1.00 and to not receive any bonuses, option awards or other compensation. Accordingly, there were no option awards held by Mr. Tang as of December 31, 2017.

(4)	Mr. Millham’s employment with the Company terminated in February 2018, at which time his outstanding option awards were cancelled.

Outstanding option awards held by each of the NEOs as of December 31, 2017 are comprised of incentive units issued under the Odonate Management Holdings Equity Incentive Plan (“Management Plan”). The Management Plan was adopted in order to allow for directors, officers, employees and consultants of Odonate (the “Management Plan Participants”) to share in the performance of the Company. The incentive units issued under the Management Plan were issued to Odonate Management Holdings, LLC, which issued incentive units to the Management Plan Participants on the same terms and conditions. The incentive units generally vest over a 4-year period from either the date of grant or the commencement of service and are subject to continued service requirements. Generally, on termination of services, unvested incentive units are forfeited. Following the initial public offering, the vested incentive units may be exercised by the Management Plan Participants, with the value received by the Management Plan Participants in the form of cash or shares of common stock equal to the fair market value on the date of exercise less the exercise price of the incentive unit. Following the Conversion, as defined in Note 1 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, the Company has not granted, and will no longer grant, incentive units.

Compensation Arrangements with Named Executive Officers

All compensation arrangements with NEOs constitute “at-will” employment, meaning the NEO can terminate employment at any time, for any reason or for no reason. Similarly, the Company is free to terminate an NEO at any time, for any reason or for no reason. NEOs receive an annual base salary and are eligible to earn an annual performance-based cash bonus. In determining the annual performance-based cash bonus for each NEO, the NEO’s annual base salary is multiplied by his or her target bonus percentage, and the resulting amount is then multiplied by the corporate performance percentage approved by the Board, which is dependent on the achievement of corporate performance goals. In certain instances, the NEO’s annual performance-based cash bonus is subject to a minimum threshold. NEOs are also eligible to receive an equity interest in the Company in the form of option awards. Option awards generally vest over a 4-year period from either the date of grant or the commencement of service and are subject to continued service requirements. Compensation arrangements with NEOs do not provide for severance benefits.

Defined Contribution Plan

We adopted a defined contribution 401(k) plan available to eligible employees, including NEOs. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under U.S. federal tax regulations. We make a mandatory annual contribution of 3% of the eligible employees’ compensation to the 401(k) plan. In addition, we make matching contributions of up to 6% of the eligible employees’ compensation to the 401(k) plan.

CEO Pay Ratio

We determined the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (the “CEO Pay Ratio”) in accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K.

For the year ended December 31, 2017:

•	the annual total compensation of Kevin C. Tang, our Chief Executive Officer, was $1.00;
•	the annual total compensation of our median employee was $144,776; and
•	the CEO Pay Ratio was 0.00001:1.

We identified our median employee as of December 31, 2017 based on a consistently applied compensation measure defined as the sum of: (1) base salary paid in 2017; (2) the grant-date fair value of option awards granted in 2017; and (3) performance-based cash bonus paid in 2017. We then calculated the annual total compensation of the identified median employee using the same methodology we used for our NEOs in the Summary Compensation Table above. The annual total compensation of our median employee was based on the portion of the year such individual was an employee.

Director Compensation

We adopted a director compensation plan whereby we pay an annual retainer of $50,000 per year to each non-employee director, with an additional $25,000 annual fee for service as the vice chairman of the Board, $15,000 annual fee for service as chairperson of the Audit Committee and $10,000 annual fee for service as chairperson of the Compensation Committee. Such cash fees are paid quarterly in arrears. We also may make periodic equity grants to such directors, but we have no current commitments to do so. We reimburse our directors for their reasonable out-of-pocket expenses incurred in performing services, including expenses for attending board and committee meetings.

The following table shows the compensation paid in 2017 to the directors who served on the Board during the year ended December 31, 2017.

	Fees	Option
Name	Paid in Cash	Awards(1)	Total
Kevin C. Tang(2)	$-	$-	$-
Jeff L. Vacirca, M.D.	$75,000	$-	$75,000
Aaron I. Davis(2)	$-	$-	$-
Craig A. Johnson(3)	$31,250	$755,510	$786,760
Robert H. Rosen(3)	$20,833	$755,510	$776,343
George F. Tidmarsh, M.D., Ph.D.	$50,000	$31,462	$81,462
(1)

The amounts reported in this column reflect the grant-date fair values of incentive units granted to the directors calculated in accordance with FASB ASC Topic 718, Compensation–Stock Compensation. For a discussion of the assumptions used to calculate the value of our incentive units, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. The aggregate number of option awards outstanding for Dr. Vacirca, Mr. Johnson, Mr. Rosen and Dr. Tidmarsh as of December 31, 2017 was 632,732, 78,530, 78,530, and 246,822, respectively. There were no option awards held by Messrs. Tang and Davis as of December 31, 2017.

(2)	Messrs. Tang and Davis have waived all compensation for their services on the Board.
(3)	Fees paid in cash were pro-rated based on the portion of the year such director served on the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our equity interests as of March 26, 2018 by:

•	each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding equity interests;

•	our Named Executive Officers (“NEOs”);

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 27,331,429 shares of common stock outstanding as of March 26, 2018.

Beneficial ownership is determined in accordance with the rules of the SEC and, thus, represents voting or investment power with respect to our securities as of March 26, 2018. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all equity interests beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each individual listed in this table is 4747 Executive Drive, Suite 510, San Diego, California 92121.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
Greater than 5% Holders
Tang Capital Partners, LP(1)	12,412,338	45.4%
Affiliates of Boxer Capital(2)	3,472,694	12.7%
Odonate Holdings, LLC(3)	2,931,402	10.7%
Franklin Resources, Inc.(4)	1,577,927	5.8%
Named Executive Officers and Directors
Kevin C. Tang(1)	12,412,338	45.4%
Aaron I. Davis(2)	645,756	2.4%
Jeff L. Vacirca, M.D.(5)	270,463	1.0%
George F. Tidmarsh, M.D., Ph.D.(6)	77,075	*
Craig A. Johnson	-	-
Robert H. Rosen	-	-
Robert D. Millham(7)	-	-
Joseph P. O'Connell, M.D.	-	-
All executive officers and directors as a group (8 persons)(8)	13,405,632	49.0%
*	Indicates ownership of less than one percent.
(1)

These securities are beneficially owned by Tang Capital Partners, LP (“TCP”). TCP shares voting and dispositive power over such shares of common stock with Tang Capital Management, LLC (“TCM”) and Kevin C. Tang. TCM, as the general partner of TCP, and Kevin C. Tang, as the manager of TCM, may be deemed to beneficially own the shares of the common stock owned by TCP. Mr. Tang is the Chairman and Chief Executive Officer of the Company. Additionally, these securities include a total of 154,285 shares of common stock that are held of record by Odonate Holdings, LLC (“Odonate Holdings”). Odonate Holdings has granted a proxy to TCP giving TCP the sole authority to vote such shares of common stock. The address of the foregoing entities is 4747 Executive Drive, Suite 510, San Diego, California 92121.

(2)

Affiliates of Boxer Capital consist of Boxer Capital, LLC (“Boxer Capital”), which is the beneficial owner of 2,826,938 shares of common stock, and Aaron I. Davis, the Chief Executive Officer of Boxer Capital and a director of the Company, who is the beneficial owner of 645,756 shares of common stock. Boxer Asset Management Inc. (“Boxer Management”) is the majority owner of Boxer Capital. Joe Lewis, a natural person, is the sole indirect beneficial owner of and controls Boxer Management. Mr. Davis is not deemed to be the beneficial owner of the shares of common stock held by Boxer Capital. The address for the Affiliates of Boxer Capital is 11682 El Camino Real, Suite 320, San Diego, California 92130.

(3)

Odonate Holdings, LLC (“Odonate Holdings”) retains record title to a total of 2,931,402 shares of common stock, which represents the total number of shares of common stock underlying outstanding incentive units previously granted to employees, officers, directors and consultants through the Odonate Management Holdings Equity Incentive Plan, excluding 154,285 shares of common stock held by Odonate Holdings for the benefit of TCP. Odonate Holdings gave to the Company an irrevocable proxy directing the Company to vote all shares of common stock underlying outstanding incentive units held by Odonate Holdings, with such vote to be cast in the same proportion as the votes cast by all other stockholders of the Company. Accordingly, Odonate Holdings does not have any voting control of any shares of common stock that it may own. The address of Odonate Holdings is 4747 Executive Drive, Suite 510, San Diego, California 92121.

(4)

Based on a Schedule 13G filed with the SEC on February 5, 2018 by Franklin Resources, Inc. (“FRI”). These securities are beneficially owned by one or more open‑ or closed‑end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of FRI. When an investment management contract (including a sub‑advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, Franklin Advisers, Inc. and Fiduciary Trust Company International report sole investment discretion and voting authority over 1,567,527 and 10,400 shares of common stock, respectively, and may be deemed to be the beneficial owners of these securities. The principal address of the foregoing entities is One Franklin Parkway, San Mateo, California 94403.

(5)	Represents 270,463 shares of common stock underlying incentive units exercisable by Dr. Vacirca within 60 days of March 26, 2018.
(6)	Represents 77,075 shares of common stock underlying incentive units exercisable by Dr. Tidmarsh within 60 days of March 26, 2018.
(7)	Mr. Millham’s employment with the Company terminated in February 2018.
(8)	Includes the shares of common stock underlying incentive units exercisable within 60 days of March 26, 2018 referred to in footnotes (5) and (6).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities and to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5 furnished to us or written representations that no Form 5 was required, during the year ended December 31, 2017, our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities met all applicable filing requirements under Section 16(a) of the Exchange Act in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have described below each transaction or series of similar transactions since January 1, 2017, or any currently proposed transaction, to which we were or are a party in which:

•	the amount involved exceeded or exceeds $120,000; and

•

any of our directors or executive officers, any beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities.

Related Party Transaction Policy

Our Board has adopted a written related party transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related party transactions. For purposes of our policy only, a related party transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related party are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related party is any director or executive officer, any beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family with a direct or indirect material interest.

Under the policy, if a transaction has been identified as a related party transaction, including any transaction that was not a related party transaction when originally consummated or any transaction that was not initially identified as a related party transaction prior to consummation, our management must present information regarding the related party transaction to our Audit Committee or, if Audit Committee approval would be inappropriate, to another independent body of our Board for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related parties, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related party transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related party transactions, our Audit Committee, or other independent body of our Board, will take into account the relevant available facts and circumstances, including, but not limited to:

•	the risks, costs and benefits to us;

•	the impact on a director’s independence in the event that the related party is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related party transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good-faith exercise of its discretion.

Related Party Transactions

The following table sets forth a summary of the sale of our securities to related parties since January 1, 2017. For a description of beneficial ownership, see the section titled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.

	Shares of	Total Purchase
Purchaser	Common Stock	Price
Tang Capital Partners, LP(1)	5,255,434	$68,519,009
Boxer Capital, LLC(2)	1,431,440	$19,101,091
Franklin Resources, Inc.(3)	1,370,427	$28,000,007
(1)

These securities are beneficially owned by Tang Capital Partners, LP (“TCP”). TCP beneficially owns more than 5% of our outstanding equity interests. TCP shares voting and dispositive power over such shares of common stock with Tang Capital Management, LLC (“TCM”) and Kevin C. Tang. TCM, as the general partner of TCP, and Mr. Tang, as the manager of TCM, may be deemed to beneficially own the shares of the common stock owned by TCP. Mr. Tang is the Chairman and Chief Executive Officer of the Company. Prior to the initial public offering (“IPO”), certain of these shares of common stock were acquired by Tang Capital Partners II, LP (“TCPII”) and TCPIL BL, LLC (“TCPIL”), which are affiliates of TCP. In connection with the IPO, TCPII and TCPIL transferred their shares of common stock to TCP.

(2)

Aaron I. Davis is the Chief Executive Officer of Boxer Capital, LLC (“Boxer Capital”) and is also a director of the Company. Boxer Capital beneficially owns more than 5% of our outstanding equity interests. Boxer Asset Management Inc. (“Boxer Management”) is the majority owner of Boxer Capital. Joe Lewis, a natural person, is the sole indirect beneficial owner of and controls Boxer Management. Mr. Davis is not deemed to be the beneficial owner of the shares of common stock held by Boxer Capital.

(3)

These securities are beneficially owned by one or more open‑ or closed‑end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources, Inc. (“FRI”). FRI beneficially owns more than 5% of our outstanding equity interests. When an investment management contract (including a sub‑advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, the Investment Management Subsidiaries reporting sole investment discretion and voting authority over shares of common stock may be deemed to be the beneficial owners of these securities. Prior to the IPO, certain of these shares of common stock were acquired by funds managed by Franklin Advisers, Inc. (“FAV”), including Franklin Strategic Series–Franklin Biotechnology Discovery Fund and Franklin Templeton Investment Funds–Franklin Biotechnology Discovery Fund. FAV is an indirect wholly owned subsidiary of FRI.

In March 2017, we raised $10.0 million through the sale of 2,593,024 shares of common stock at a price of $3.86 per share of common stock (the “March 2017 Financing”). In the March 2017 Financing, we sold a total of 1,949,658 shares of common stock to entities affiliated with Tang Capital Partners, LP (“TCP”), which is beneficially owned by Mr. Tang, our Chairman and Chief Executive Officer, and 544,816 shares of common stock to Boxer Capital. Mr. Davis is the Chief Executive Officer of Boxer Capital and is also a director of the Company.

In September 2017, we raised $74.0 million through the sale of 4,968,132 shares of common stock at a price of $14.90 per share of common stock (the “September 2017 Financing”). In the September 2017 Financing, we sold a total of 2,014,110 shares of common stock to entities affiliated with TCP, which is beneficially owned by Mr. Tang, our Chairman and Chief Executive Officer, and 469,958 shares of common stock to Boxer Capital. Mr. Davis is the Chief Executive Officer of Boxer Capital and is also a director of the Company. We also sold 537,094 shares of common stock to Franklin Resources, Inc. (“FRI”).

In December 2017, we closed our initial public offering (“IPO”) of 6,250,000 shares of common stock at a public offering price of $24.00 per share. In January 2018, the underwriters in the IPO purchased 441,073 shares of common stock in connection with the exercise of their option to purchase additional shares of common stock. The aggregate gross proceeds from the IPO were $160.6 million, and the net proceeds were $147.3 million after deducting underwriting discounts and commissions and offering costs. In the IPO, TCP, which is beneficially owned by Mr. Tang, our Chairman and Chief Executive Officer, purchased 1,291,666 shares of common stock through the underwriters at the IPO price for an aggregate purchase price of $31.0 million. Boxer Capital, where Mr. Davis, one of our directors, is the Chief Executive Officer, purchased 416,666 shares of common stock through the underwriters at the IPO price for an aggregate purchase price of $10.0 million. FRI purchased 833,333 shares of common stock through the underwriters at the IPO price for an aggregate purchase price of $20.0 million.

During the year ended December 31, 2017, the Company received certain services and other benefits from an affiliate of our Chairman and Chief Executive Officer. The Company was not charged any fees for these services and other benefits, which included personnel costs for research and development and administrative functions, rent and facility costs and other direct expenses. From January 1, 2017 through December 31, 2017, a total of $1.8 million of services and other benefits were provided without charge to the Company, which amount was recorded as a non-cash contribution for expense with a corresponding increase to additional paid-in capital. See Note 9 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017. In 2017, for his services as interim Chief Medical Officer, our Vice Chairman was paid cash compensation of $201,383.

Certain of the transactions described above were consummated prior to our adoption of the formal, written policy described above, and, accordingly, such policies and procedures were not followed with respect to those transactions. For all transactions described above that were consummated after our adoption of the policy, we followed our policies and procedures, which required review of the transactions.

OTHER MATTERS

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and do not participate in electronic delivery of proxy materials will receive only one copy of the proxy materials, including this Proxy Statement, the Notice of the 2018 Annual Meeting of Stockholders, the 2017 Annual Report and the proxy card or voting instruction form, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, please send a written request to our Secretary at Odonate Therapeutics, Inc., 4747 Executive Drive, Suite 510, San Diego, California 92121, or call (858) 731-8180, and we will promptly deliver the proxy materials to you. You may also submit a request to the aforementioned address or phone number if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

Along with this Proxy Statement, we have provided each stockholder of record a copy of our 2017 Annual Report. We will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, including the amendment thereto, upon the written or oral request of any stockholder or beneficial owner of our common stock. Please send a written request to our Secretary at Odonate Therapeutics, Inc., 4747 Executive Drive, Suite 510, San Diego, California 92121 or call (858) 731-8180.

By Order of the Board of Directors,

/s/ Kevin C. Tang
Kevin C. Tang Chairman and Chief Executive Officer

San Diego, California
June 1, 2018

Odonate Therapeutics, Inc. Annual Meeting of Stockholders Date: June 29, 2018 Time: 8:30 a.m. Pacific Time Place: 4747 Executive Drive, San Diego, CA 92121 Please make your marks like this: Use dark black pencil or pen only The Board of Directors recommends a vote “FOR” all director nominees Odonate Therapeutics, Inc. Annual Meeting of Stockholders to Be Held on Friday, June 29, 2018 for Holders as of May 7, 2018 This proxy is being solicited on behalf of the Board of Directors VOTE BY: INTERNET TELEPHONE Go to www.proxypush.com/ODT • Cast your vote online. • View meeting documents. OR Call 866-390-5360 • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. The undersigned hereby appoints Kevin C. Tang and John G. Lemkey, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all of the shares of common stock of Odonate Therapeutics, Inc. that the undersigned is entitled to vote at said meeting and any adjournments or postponements thereof on the matters specified and on  such other matters as may be properly brought before the meeting or any adjournments or postponements thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may  properly come before the meeting and revoking any proxy heretofore given.   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” All DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. All votes must be received by 8:59 p.m. Pacific Time on June 28, 2018. PROXY TABULATOR FOR ODONATE THERAPEUTICS, INC. P.O. BOX 8016 CARY, NC 27512-9903   Please separate carefully at the perforation and return just this portion in the envelope provided. and “FOR” Proposals 2 and 3. 1: Election of directors  01 Kevin C. Tang  02 Jeff L. Vacirca  03 Aaron I. Davis  04 Craig A. Johnson  05 Robert H. Rosen 06 George F. Tidmarsh 2: Ratification of the selection of Squar Milner LLP as the Company’s independent registered  public accounting firm for the year ending  December 31, 2018 3: Advisory approval of the Company’s executive compensation  For Withhold For Against Abstain Directors Recommend For For For For For For For For Authorized Signatures - This section must be completed for your instructions to be executed. EVENT # Please Sign Here Please Date Above CLIENT # Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — Odonate Therapeutics, Inc. Annual Meeting of Stockholders June 29, 2018, 8:30 a.m. Pacific Time This proxy is being solicited on behalf of the Board of Directors The undersigned appoints Kevin C. Tang and John G. Lemkey (the “Named Proxies”), and each or either of them, as proxies for the undersigned, with full power of substitution, to vote all of the shares of common stock of Odonate  Therapeutics, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 4747 Executive Drive, San Diego, CA 92121 on June 29, 2018 at 8:30 a.m. Pacific Time and any adjournments or postponements thereof. The Annual Meeting is being held for the following purposes: 1. To elect the 6 director nominees named in the Proxy Statement to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly  elected and qualified; 2. To ratify the selection of Squar Milner LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; 3. To approve the Company’s executive compensation on an advisory basis; and 4. To transact any other matters that may properly come before the Annual  Meeting or any adjournments or postponements thereof.  The 6 directors up for reelection are: Kevin C. Tang, Jeff L. Vacirca, Aaron I.  Davis, Craig A. Johnson, Robert H. Rosen and George F. Tidmarsh. The Board of Directors of the Company recommends a vote “FOR” all director nominees and “FOR” Proposals 2 and 3. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all director nominees and “FOR” Proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card. If you plan to attend the meeting, please mark this box.